UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 5, 2007

Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (IRS Employer Identification No.)

3005 First Avenue Seattle, Washington (Address of Principal Executive Office)	98121 (Zip Code)
Registrant’s telephone number, including area code: (206) 256-4545
None
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 5, 2007, Dendreon Corporation (“Dendreon”) agreed to sell $75 million aggregate principal amount of its 4.75% Convertible Senior Subordinated Notes due 2014 (the “Notes”), pursuant to the terms of the Purchase Agreement dated as of June 5, 2007, between Dendreon and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”), a copy of which is attached hereto as Exhibit 10.1 (the “Purchase Agreement”). The Company has granted the Initial Purchaser of the Notes a 30-day overallotment option to purchase up to an additional $25 million aggregate principal amount of the Notes. The Notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
     The above description of the Purchase Agreement is qualified in its entirety by reference to the terms of the Purchase Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01 Other Events
     On June 6, 2007, Dendreon issued a press release relating to the pricing of a private offering of the Notes. Pursuant to Rule 135c under the Securities Act, a copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.
     The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes to be offered will not be registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of June 5, 2007, between Dendreon and the Initial Purchaser.

99.1	Press Release of Dendreon Corporation dated June 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: June 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement, dated as of June 5, 2007, between Dendreon and the Initial Purchaser.

99.1	Press Release of Dendreon Corporation dated June 6, 2007.